Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-206292) and in the Registration Statement on Form F-3 (Registration No. 333-203133) of our report dated March 23, 2017 relating to the consolidated financial statements of Galmed Pharmaceuticals Ltd. (the “Company”) which appear in the Company's Annual Report on Form 20-F for the year ended December 31, 2016.

Date: June 23, 2017	By:	/s/ Brightman Almagor Zohar & Co.
Certified Public Accountants
A member firm of Deloitte Touche Tohmatsu Limited